UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 20, 2004

Lincare Holdings Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:	727-530-7700

(Former name or address, if changed from last report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press release issued by Lincare Holdings Inc., dated July 19, 2004.

Item 12. Disclosure of Results of Operations and Financial Condition.

          On July 19, 2004, Lincare Holdings Inc. issued a press release announcing its results of operations for the quarter and six months ended June 30, 2004. A copy of the company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINCARE HOLDINGS INC.

	By:	/s/ PAUL G. GABOS

Paul G. Gabos Secretary and Chief Financial Officer
July 20, 2004

FOR IMMEDIATE RELEASE

Contact:	Paul G. Gabos
(727) 530-7700

LINCARE HOLDINGS INC. ANNOUNCES SECOND QUARTER
AND FIRST HALF 2004 FINANCIAL RESULTS

Clearwater, Florida (July 19, 2004) -- Lincare Holdings Inc. (NASDAQ:LNCR), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced financial results for the quarter and six months ended June 30, 2004.

For the quarter ended June 30, 2004, revenues were $315.4 million, an 11% increase over revenues of $283.1 million for the second quarter of 2003.  The 11% increase in revenues was comprised of 8% internal growth and 3% acquisition growth.  Medicare reimbursement reductions for respiratory medications that took effect in 2004 reduced total revenues in the quarter by $13.5 million.  Net income for the quarter ended June 30, 2004, was $67.4 million compared to net income of $56.8 million for the second quarter of 2003. Diluted earnings per share were $0.66 for the quarter ended June 30, 2004, an increase of 24% over the $0.53 diluted earnings per share for the comparable period last year.

Revenues for the six-month period ended June 30, 2004, were $622.3 million, a 13.5% increase over revenues of $548.3 million for the comparable period in 2003.  The 13.5% increase in revenues was comprised of 8.8% internal growth and 4.7% acquisition growth.  The Medicare reimbursement reductions for respiratory medications reduced total revenues in the period by $25.8 million.  Net income for the six months ended June 30, 2004, was $130.3 million compared to net income of $109.7 million for the first half of 2003.  Diluted earnings per share were $1.28 for the six months ended June 30, 2004, an increase of 25% over the $1.02 diluted earnings per share for the comparable period last year.

During the second quarter of 2004, Lincare completed the acquisition of ten companies with annual revenues of approximately $17.0 million.  The acquired businesses were located in Arizona, Connecticut, Florida, Illinois, Massachusetts, Michigan, Minnesota, Missouri, North Carolina, Rhode Island and Texas.  Lincare added 18 new operating centers in the second quarter, with four of those locations derived from acquisitions and 14 locations derived from internal expansion.  The total number of Lincare locations expanded to 763 at the end of the second quarter.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased to report that Lincare achieved strong growth in revenues, earnings and cash flows during the first half of 2004.  We continued to open denovo locations in new and contiguous geographic markets, and we are pleased with the quality of our acquisition program this year.”  During the first half of 2004, Lincare added 26 new operating centers via internal expansion and acquired 13 companies with annual revenues of approximately $20.0 million.

Mr. Byrnes added, “Our financial position is strong and we achieved significant growth in operating cash flows in the first half of 2004.”  Lincare generated $204.1 million of cash from operating activities during the first half of 2004, an increase of 22% over the comparable prior year period.  Investments of cash included $47.0 million in capital expenditures and $34.9 million in business acquisition expenditures.  Long-term obligations, including current maturities of bank debt, were $370.4 million at June 30, 2004.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home.  The Company provides services and equipment to over 510,000 customers in 47 states.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements.   These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements.  In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operations of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms  and other risks described in the filings of Lincare with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings.  If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements.  Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC.
Financial Summary
(Unaudited)
(In thousands, except share and per share data)

	For the three months ended

	June 30, 2004	June 30, 2003

Net revenues	$315,409	$283,132
Costs and expenses:
Costs of goods and services	45,583	41,770
Operating expenses	66,500	63,639
Selling, general and administrative expenses	64,118	60,190
Bad debt expense	4,731	4,247
Depreciation expense	21,840	18,095
Amortization expense	381	412

Operating income	112,256	94,779
Other expense	4,363	4,028
Income before income taxes	107,893	90,751
Income taxes	40,514	33,941

Net income	$67,379	$56,810

Basic earnings per common share	$0.68	$0.55

Diluted earnings per common share	$0.66	$0.53

Weighted average number of common shares outstanding	99,435,720	104,200,512

Weighted average number of common shares and common share equivalents outstanding	101,870,206	106,856,771

	For the six months ended

	June 30, 2004	June 30, 2003

Net revenues	$622,280	$548,305
Costs and expenses:
Costs of goods and services	91,435	81,706
Operating expenses	131,305	123,118
Selling, general and administrative expenses	128,654	116,275
Bad debt expense	9,334	8,225
Depreciation expense	43,125	35,370
Amortization expense	758	827

Operating income	217,669	182,784
Other expense	8,761	7,494
Income before income taxes	208,908	175,290
Income taxes	78,596	65,558

Net income	$130,312	$109,732

Basic earnings per common share	$1.31	$1.05

Diluted earnings per common share	$1.28	$1.02

Weighted average number of common shares outstanding	99,236,509	104,507,353

Weighted average number of common shares and common share equivalents outstanding	101,584,761	107,163,124

LINCARE HOLDINGS INC.
Selected Balance Sheet Data
(Unaudited)
(In thousands)

	June 30, 2004	December 31, 2003

Cash	$134,970	$9,815
Accounts Receivable, Net	154,684	151,194
Current Assets	298,473	187,090
Total Assets	1,587,218	1,431,660
Current Liabilities	145,966	147,157
Long Term Obligations, including Current Maturities of Bank Debt	370,371	370,817
Stockholders’ Equity	990,462	848,247